Exhibit 4.1

EIGHTH AMENDMENT

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), executed as of October 5, 2005, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement.

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers, Agent and Requisite Lenders have agreed to certain amendments as set forth herein;

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                         Amendment to Section 6.2. Section 6.2 of the Credit Agreement is hereby amended to (i) replace the word “and” immediately prior to clause (q) thereof with a semicolon and (ii) replace the period at the end of clause (q) thereof with:

“and (r) investments by the Borrowers in an aggregate amount not to exceed $2,500,000 in a Chinese Equity Joint Venture Enterprise with Ningbo Longxing Group Corporation known in English as “Ningbo United Special Welding Materials Company Limited”; provided that after giving effect to any such cash investment or portion thereof Borrowing Availability was at least $8,000,000, with accounts payable being paid consistent with Borrowers’ practice from January 1, 2005 through July 31, 2005; provided, further, however that immediately prior to any such cash investment or portion thereof the Borrowers have delivered a 13-week availability forecast report, in form and substance reasonably acceptable to Agent, showing that Borrowing Availability will be at least $8,000,000, with accounts payable being paid consistent with Borrowers’ practice from January 1, 2005 through

July 31, 2005, for the 30-day period after any such cash investment or portion thereof has been made.”

2.                                           Amendment to Annex E. Annex E of the Credit Agreement is hereby amended and restated in its entirety to read as provided on Exhibit E attached hereto.

3.                                           Amendment to Annex F. Annex F of the Credit Agreement is hereby amended and restated in its entirety to read as provided on Exhibit F attached hereto.

4.                                           Supplement to Schedule 3.8. Schedule 3.8 of the Credit Agreement is hereby supplemented to add information as provided on Schedule 3.8 attached hereto.

5.                                          Representations and Warranties of Credit Parties. The Credit Parties represent and warrant that:

(a)             the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)            after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

6.                                          Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):

(a)             execution and delivery of this Amendment by the Requisite Lenders and the Credit Parties; and

(b)            the Agent shall have received a copy of a fully executed and delivered amendment, in form and substance satisfactory to Agent, to that certain Second Lien Credit Agreement, dated as of July 29, 2004, by and among the Borrowers, Credit Suisse First Boston and the other Persons signatory thereto;

(c)             the Agent shall have received, for the ratable benefit of the Lenders, payment of an amendment fee in an amount equal to $10,000 (which shall be fully earned and payable as of the date hereof); and

(d)    payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

7.                                           Reference to and Effect Upon the Credit Agreement.

(a)             The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)            The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

8.                                           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

9.                                           Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

10.                                     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

11.                                     Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent-and Lender

By:	/s/ Dennis W. Cloud
Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:
Name:
Title:

THERMAL DYNAMICS CORPORATION

By:
Name:
Title:

TWECO PRODUCTS, INC.

By:
Name:
Title:

VICTOR EQUIPMENT COMPANY

By:
Name:
Title:

IN WITNESS WHEREOF, the panics hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent-and Lender

By:
Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

STOODY COMPANY

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

PROTIP CORPORATION

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

C & G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

EXHIBIT E

AMENDED AND RESTATED ANNEX E (Section 4.1(a))

to

CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)                                    Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related consolidated and consolidating statement of income and consolidated statement of cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by a certification of the Chief Financial Officer of Borrower Representative that (x) such financial information presents fairly in all material respects in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (y) any other information presented is true, correct and complete in all material respects and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default. In addition, the financial information for the last month of each Fiscal Quarter shall be accompanied by (A) a Compliance Certificate and (B) a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(b)                                   Operating Plan. To Agent and Lenders, as soon as available, but not later than ten (10) Business Days after the end of each Fiscal Year (except for the operating plan for the Fiscal Year ending December 31, 2005, which shall be delivered by January 31, 2005) an annual operating plan for Holdings and its Subsidiaries, on a consolidated and consolidating basis, approved by the Board of Directors of Holdings and its Subsidiaries, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(c)                                   Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a reconciliation of the Compliance Certificate previously delivered in connection with the financial statements for December of each year, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that an Event of Default has occurred with respect to the Financial Covenants (or specifying those Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in all material respects in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.

(d)                                  Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(e)                                   Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(f)                                     SEC Filings and Press Releases. To Agent and Lenders, promptly upon there becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(g)                                  Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(h)                                 Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

(i)                                      Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

(j)                                      Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

(k)                                   Lease Default Notices. To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, (ii) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained and (iii) such other notices or documents as Agent may reasonably request.

(l)                                      Lease Amendments. To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

(m)                               Hedging Agreements. To Agent, within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(n)                                  Good Standing Certificates. Not less frequently than once during each calendar quarter, each Credit Party shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing, certificate of compliance, certificate of status or other comparable certification from its jurisdiction of incorporation or organization.

(o)                                 Foreign Investments and Advances. To Agent, concurrently with the delivery of the monthly financial statements delivered pursuant to clause (a) of this Annex E, a report describing any foreign investment or advances made by any Credit Party and their Subsidiaries.

(p)                                  Thermadyne Consolidated Statement of Cash Flow. To Agent, concurrently with the delivery of the monthly financial statements delivered pursuant to clause (a) of this Annex E, a consolidated statement of cash flow including the impact of foreign currency adjustments.

(q)                                   Intercompany Report.   To Agent, concurrently with the delivery of the monthly financial statements delivered pursuant to clause (a) of this Annex E, a report describing the year to date changes in accounts payable, notes payable and other investments among the Credit Parties and their Subsidiaries.

(r)                                      Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

EXHIBIT F

AMENDED AND RESTATED ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a)                                    To Agent, upon its request, and in any event no less frequently than ten (10) Business Days after the end of each Fiscal Month (except that the October, 2004 report shall not be due until November 30, 2004) (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding Fiscal Month:

(i)                                         a Borrowing Base Certificate with respect to each Collateral Party, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)                                      with respect to each Collateral Party, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii)                                   with respect to each Collateral Party, a monthly aging summary showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b)                                   To Agent, in addition to the Borrowing Base Certificate delivered pursuant to clause (a) of this Exhibit F, five (5) Business Days after the 15th day of each Fiscal Month a modified Borrowing Base Certificate showing updated gross inventory and accounts receivable as of the 15th day of the current Fiscal Month with respect to each Collateral Party with ineligibles and reserves calculated, but not updated, as of the last day of the immediately preceding Fiscal Month, in each case accompanied by such supporting detail and documentation for gross inventory and accounts receivable as shall be requested by Agent in its reasonable discretion, prepared by the applicable Borrower;

(c)                                    To Agent, on a monthly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Collateral Party, including all additions and reductions (cash and non-cash) with respect to Accounts of such Collateral Party, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Collateral Party as of the last day of the immediately preceding week;

(d)                                  To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

(i)                                        a reconciliation of the Accounts trial balance of each Collateral Party to such Collateral Party’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)                                    a reconciliation of the perpetual inventory by location of each Collateral Party to such Collateral Party’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)                                 an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv)                                 a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to the Borrowers general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(v)                                    a detailed report of unpaid shipping and related charges that are owing or will be owing to shippers with respect to Eligible In-Transit Inventory reported on the Borrowing Base for such Fiscal Month;

(vi)                                 a detailed report of the Inventory in-transit from the United States to Canada on the date thereof; and

(vii)                              a detailed report of any amounts payable to any of the Collateral Party’s consignee’s with respect to Eligible Consigned Inventory.

(e)                                   To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Collateral Party subject to the Federal Assignment of Claims Act of 1940 or the Financial Administration Act (Canada); and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency (in the United States of America or any other jurisdiction) in the prior Fiscal Quarter;

(f)                                    Each Collateral Party, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Collateral Party or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, each Collateral Party shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(g)                                 Each Collateral Party, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent; provided, however, so long as no Default or Event of Default is continuing, Agent shall not obtain or request an appraisal as to any particular category of Collateral to be performed more than two times during any Year at Borrower’s expense;

(h)                                  Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion; and

(i)                                      The UK Collateral Party shall, immediately upon becoming aware of the same, provide the Agent with details in writing of any creditor of the UK Collateral Party whose terms of business include retention of title provisions.

SCHEDULE 3.8

SUPPLEMENT TO SCHEDULE 3.8

to

CREDIT AGREEMENT

	Jurisdiction of	# of Authorized	# of Outstanding
Legal Name	Organization	Shares by Class	Shares by Class	% Ownership of Outstanding Shares
Ningbo Fulida Gas Equipment Co., Ltd.	People’s Republic of China	n/a	n/a	50% by Thermadyne Holdings Corporation
Unique Welding Alloys Rustenburg (Pty) Ltd.	South Africa	100	90	90% by Thermadyne South Africa (Pty) Ltd.
Selrod Welding (Pty) Ltd.	South Africa	100	100	100% by Thermadyne South Africa (Pty) Ltd.
Maxweld DIY Hardware (Pty) Ltd.	South Africa	100	100	100% by Maxweld Braze (Pty) Ltd.
Thermadyne (Ningbo) Cutting & Welding Equipment Manufacturing Company Ltd.	People’s Republic of China	n/a	n/a	100% by Thermadyne Holdings Corporation
Ningbo United Special Welding Materials Company Limited	People’s Republic of China	n/a	n/a	50% by Thermadyne Holdings Corporation

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